ICAHN ENTERPRISES L.P. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENT

On February 20, 2008, American Entertainment Properties Corp. (“AEP”), our wholly owned subsidiary, completed the sale of all of the issued and outstanding membership interests of American Casino & Entertainment Properties, LLC (“ACEP”), which comprise our gaming operations, to W2007/ACEP Holdings, LLC, an affiliate of Whitehall Street Real Estate Funds, a series of real estate investment funds affiliated with Goldman, Sachs & Co. The unaudited pro forma condensed combined financial statements that follow are presented to reflect the pro forma effects of the sale, as if such transaction occurred on the date indicated as discussed below.

The unaudited pro forma condensed combined balance sheet as of September 30, 2007 has been prepared as if the sale had occurred on September 30, 2007. The unaudited consolidated statements of operations for the nine months ended September 30, 2007 included in our Form 10-Q filed with the SEC on November 9, 2007 and the audited restated consolidated statements of operations for the years ended December 31, 2006, 2005 and 2004 included in our Form 8-K filed with the SEC on December 5, 2007 presented the results of ACEP as discontinued operations in the consolidated statements of operations.

The unaudited pro forma condensed combined balance sheet as of September 30, 2007 provides our historical balance sheet as presented in our Form 10-Q. However, our supplemental condensed balance sheet is also presented herein as it reflects our most current financial position as of September 30, 2007 giving effect to the acquisition of PSC Metals, Inc. on November 5, 2007 as described in Note 2 to the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information does not purport to be indicative of the financial position and results of operations that we will obtain in the future, or that we would have obtained if the sale of ACEP was effective as of the date indicated above. The pro forma adjustments are based upon currently available information and upon certain assumptions that we believe are reasonable. The unaudited pro forma condensed combined financial information should be read in conjunction with our historical consolidated financial statements included in our annual reports on Form 10-K and quarterly reports on Form 10-Q, and related amendments.

ICAHN ENTERPRISES L.P. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
September 30, 2007
(in $000s)

	Historical		Pro Forma Adjustments
ASSETS	Originally Reported	Supplemental (2)	Sale of ACEP			Pro Forma Results
Investment Management:
Cash and cash equivalents	$4,095	$4,095	$-			$4,095
Cash held at consolidated affiliated partnerships and restricted cash	1,136,546	1,136,546	-			1,136,546
Securities owned, at fair value	5,585,669	5,585,669	-			5,585,669
Unrealized gains on derivative contracts at fair value	55,855	55,855	-			55,855
Due from brokers	1,600,306	1,600,306	-			1,600,306
Other assets	154,003	154,003	-			154,003
	8,536,474	8,536,474	-			8,536,474
Holding company and other operations:
Cash and cash equivalents	2,836,403	2,839,705	(169,531)	(3a	)	2,670,174
Restricted cash	41,405	41,405	1,156,500	(3a	)	1,197,905
Investments	501,604	508,459	-			508,459
Unrealized gains on derivative contracts, at fair value	1,849	1,849	-			1,849
Inventories, net	233,865	302,520	-			302,520
Trade, notes and other receivables, net	148,742	243,653	-			243,653
Assets of discontinued operations held for sale	646,278	646,278	(589,054)	(3b	)	57,224
Property, plant and equipment, net	445,365	523,730	-			523,730
Intangible assets and goodwill	20,400	35,308	-			35,308
Other assets	51,700	87,475	-			87,475
	4,927,611	5,230,382	397,915			5,628,297

Total assets	$13,464,085	$13,766,856	$397,915			$14,164,771

LIABILITIES AND PARTNERS’ EQUITY
Investment Management:
Accounts payable, accrued expenses and other liabilities	$29,219	$29,219	$-			$29,219
Deferred management fee payable	146,863	146,863	-			146,863
Subscriptions received in advance	23,336	23,336	-			23,336
Payable for purchases of securities	211,279	211,279	-			211,279
Securities sold, not yet purchased, at fair value	1,068,262	1,068,262	-			1,068,262
Unrealized losses on derivative contracts, at fair value	116,498	116,498	-			116,498
	1,595,457	1,595,457	-			1,595,457
Holding company and other operations:
Accounts payable	76,487	109,227	-			109,227
Accrued expenses and other liabilities	113,235	126,646	217,283	(3c	)	343,929
Unrealized losses on derivative contracts, at fair value	5,687	5,687	-			5,687
Accrued environmental costs	-	24,012	-			24,012
Liabilities of discontinued operations held for sale	314,895	314,895	(302,698)	(3b	)	12,197
Long-term debt	2,040,058	2,077,106	-			2,077,106
Preferred limited partnership units	122,049	122,049	-			122,049
	2,672,411	2,779,622	(85,415)			2,694,207
Total Liabilities	4,267,868	4,375,079	(85,415)			4,289,664

Commitments and contingencies

Non-controlling interests in Income of Consolidated Entities:
Investment Management	6,601,480	6,601,480	-			6,601,480
Holding company and other operations:	164,472	164,472	-			164,472
	6,765,952	6,765,952	-			6,765,952
Partners’ equity:
Partners’ equity	2,430,265	2,625,825	483,330	(3d	)	3,109,155

Total liabilities and partners’ equity	$13,464,085	$13,766,856	$397,915			$14,164,771

See accompanying notes.

ICAHN ENTERPRISES L.P. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. Sale of American Casino & Entertainment Properties LLC

On February 20, 2008, American Entertainment Properties Corp. (“AEP”), a wholly owned indirect subsidiary of Icahn Enterprises, completed the sale of all of the issued and outstanding membership interests of ACEP, which comprises all of our remaining gaming operations, to W2007/ACEP Holdings, LLC, an affiliate of Whitehall Street Real Estate Funds, a series of real estate investment funds affiliated with Goldman Sachs & Co. for $1.2 billion, plus or minus certain adjustments such as working capital, more fully described in the agreement. Pursuant to the terms of the agreement, AEP caused ACEP to repay from funds provided by AEP, the principal, interest, prepayment penalty or premium due on ACEP’s 7.85% senior secured notes due 2012 and ACEP’s senior secured credit facility. With this transaction, Icahn Enterprises anticipates realizing a gain of approximately $700 million on its investments in ACEP, before income taxes. ACEP’s casino assets are comprised of the Stratosphere Casino Hotel & Tower, the Arizona Charlie’s Decatur, the Arizona Charlie’s Boulder and the Aquarius Casino Resort.

2. Supplemental Consolidated Financial Statements

On November 5, 2007, Icahn Enterprises acquired, through a subsidiary, all of the issued and outstanding capital stock of PSC Metals from Philip Services Corporation (“Philip”) for $335.0 million in cash. PSC Metals is engaged in transporting, recycling and processing metals.

On December 5, 2007, we filed a current report on Form 8-K to provide our supplemental consolidated financial statements relating to our acquisition of PSC Metals, Inc. (“PSC Metals”). PSC Metals is considered an entity under common control. As a result, we provided supplemental consolidated financial statements to include PSC Metals’ financial results since December 31, 2003, the period of common control.

3. Pro Forma Adjustments — Disposition of ACEP

3a	To record the following adjustments to cash:

(in 000s)
Estimated gross proceeds from sale of ACEP	$1,200,000 (1)
Add: net working capital	65,964
Total proceeds	1,265,964
Repayment of long-term debt	(255,000)
Debt interest and redemption fees	(12,972)
Estimated transaction costs	(7,405)
Stay bonuses	(3,618)
Total adjustments to cash	$986,969

(1) We elected to deposit approximately $1.156 billion of the gross proceeds from the sale into escrow accounts to fund investment activities through tax-deferred exchanges under Section 1031 of the Internal Revenue Code. Such proceeds were received into the escrow accounts pending the fulfillment of Section 1031 exchange requirements, which amount is presented as restricted cash in the accompanying pro forma balance sheet. There are no assurances that we will fulfill our Section 1031 exchange obligations using the entire amount of proceeds placed into escrow.

3b	Reflects the elimination of the September 30, 2007 carrying value of the assets and liabilities of ACEP.

3c	Reflects the estimated amount of income taxes payable relating to the sale of ACEP.

3d	Reflects the amount of the estimated net gain on the transaction, net of income taxes.